Exhibit (h)(4)

AMERICAN REAL
ESTATE INCOME FUND	New Account Application
an ARC Income Fund	Do not use this form for IRA accounts.

Please print clearly in CAPITAL LETTERS

The minimum initial investment is $2,500 with a subsequent minimum investment of $100.

If you have any questions or need any help filling out the application, please call 1-866-271-9244, Monday through Friday, 8:30 a.m. to 6:00 p.m. eastern time.

After you have completed and signed this application, Please mail to: AMERICAN REAL ESTATE INCOME FUND c/o GEMINI FUND SERVICES, LLC PO BOX 541150 OMAHA, NE 68154-1150 www.arcincomefunds.com

1.	ACCOUNT OWNERSHIP

Please provide complete information for EITHER A, B, C or D:

A.	INDIVIDUAL OR JOINT (Please check one):

   ☐ Individual   ☐ Joint Account*   *Tenants with Rights of Survivorship will be assumed, unless otherwise specified.

/ /
Name	Social Security Number	Birth Date
/ /
Joint Owner	Social Security Number	Birth Date

Email

Citizenship	☐ U.S. or Resident Alien	☐ Other (please specify)

B.	UNIFORM GIFTS TO MINORS ACCOUNT (UGMA) OR
UNIFORM TRANSFERS TO MINORS ACCOUNT (UTMA)

Custodian’s Name		Email
/ /
Minor’s Name	Minor’s Social Security Number	Minor’s Date of Birth

Minor’s State of Residence

TRUST

Name of Trust	Tax ID Number	Email

Trustee(s) Name	Co Trustee Name	Date of Trust Agreement

Include a copy of the title page, authorized individual page and signature page of the Trust Agreement. Failure to provide this documentation may result in a delay in processing your application.

CORPORATIONS OR OTHER ENTITIES

☐ Corporation ☐ Partnership ☐ Government Entity ☐ Other (please specify) ____________________________

Name of Corporation or Other Business Entity	Tax ID Number	Email

Authorized Individual	Co Authorized Individual

Include a copy of one of the following documents: registered articles of incorporation, government-issued business license, partnership papers, plan documents or other official documentation that verifies the entity and lists the authorized individuals. Failure to provide this documentation may result in a delay in processing your application.

2.	MAILING AND CONTACT INFORMATION

LEGAL ADDRESS (Must be a street address)

Street Address	Daytime Telephone

City, State, Zip	Evening Telephone

☐ Please send mail to the address below. Please provide your primary legal address above, in addition to any mailing address (if different).

Street Address	City, State, Zip

3.	DUPLICATE STATEMENTS (For Dealers, Financial Planners, Interested Parties)

Name	Company

Street Address	City, State, Zip

Email	Daytime Telephone

Broker/Dealer Code	Branch (if applicable)

Please mark the appropriate box:

☐ Interested Party        ☐ Broker/Dealer        ☐ Financial Planner        ☐ Trust Administrator

4.	INITIAL INVESTMENT (The minimum initial investment is $2,500.)

American Real Estate Income Fund                  $_____________________

Make check payable to American Real Estate Income Fund.

If investing by wire: Call 1-866-271-9244 and indicate the amount of the wire $_________.

Third Party checks are not accepted.

5.	REDUCED SALES CHARGE Complete this section if you qualify for a reduced sales charge. See Prospectus for Terms & Conditions.

Letter of Intent	Rights of Accumulation
You can reduce the sales charge you pay on shares by investing a certain amount over a 13-month period. Please indicate the total amount you intend to invest over the next 13-months.	If you already own shares of American Real Estate Income Fund, you may already be eligible for a reduced sales charge on share purchases. Please provide the account number(s) below to qualify (if eligible).

☐$50,000 ☐$100,000 ☐$250,000 ☐$500,000 ☐$1,000,000	Account No. _______________________________ Account No. _______________________________

☐  Net Asset Value (NAV). I have read the prospectus and qualify for a complete waiver of the sales charge on Class A shares. Registered representatives may complete the Dealer Information section as proof of eligibility.

Reason for Waiver:

6.	DIVIDEND AND CAPITAL GAIN DISTRIBUTIONS

All dividends and capital gains will be reinvested in shares of the Fund unless this box is checked.

☐  Please pay all dividends and capital gains in cash.

7.	COST BASIS METHOD

Note: The default cost basis calculation method for your new account will be Average Cost.  If you wish to elect a different cost basis method, please contact the Fund to complete a Cost Basis Election Form.

8.	AUTOMATIC INVESTMENT PLAN (AIP)

The AIP allows you to add regularly to the Fund by authorizing us to deduct money directly from your checking account every month. Your bank must be a member of the Automated Clearing House (ACH). If you choose this option, please complete Section 11 and attach a voided check.

Please transfer $________ ($100 minimum) from my bank account:

☐ Monthly    ☐ Quarterly         on the __________ day of the month             Beginning: ___/ ___/ ___

Important Note: If the AIP date falls on a holiday or weekend the deduction from your checking or savings account will occur on the next business day.

I authorize the Fund to purchase shares through the Automatic Investment Plan by the Automated Clearing House of which my bank is a member.

Type of Account:         ☐     Checking           ☐     Savings

Name of Depository Institution	Account Number

Street Address	ABA Number

City, State, Zip	City, State, Zip

Please attach a voided check from your account.

9.	DEALER INFORMATION

If opening your account through a broker/dealer, please have them complete this section.

Dealer Name	Representative’s Last Name,	First Name

DEALER HEAD OFFICE	REPRESENTATIVE’S BRANCH OFFICE

Address	Address

City, State, Zip	City, State, Zip

Telephone Number	Telephone Number	Rep’s ID

Email	Email

	Branch Office Telephone Number	Branch ID

10.	REGISTERED INVESTMENT ADVISOR INFORMATION

If opening your account through a Registered Investment Advisor, please have them complete this section.

Company Name	Investment Advisor Name

Address	Telephone Number

City, State, Zip	Email Address

11.	STATE ESCHEATMENT LAWS

Escheatment laws adopted by various states require that personal property that is deemed to be abandoned or ownerless, including investment fund shares and bank deposits, be transferred to the state. Under such laws, ownership of your Fund shares may be transferred to the appropriate state if no activity occurs in your account within the time period specified by applicable state law. The Fund retains a search service to track down missing shareholders and will escheat an account only after several attempts to locate the shareholder have failed. To avoid this from happening to your account, please keep track of your account and promptly inform the Fund of any change in your address.

12.	SIGNATURE(S) & CERTIFICATION (REQUIRED)

We must have signatures to process your Application and to certify your Taxpayer Identification number. IRS regulations require your signature to avoid any backup withholding.

W-9 Certification: Under penalty of perjury:

(a)	I certify that the number shown on this form is my/our current Social Security number(s) or Taxpayer Identification number(s).

(b)	I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

(c)	I am a U.S. person (including a resident alien.) The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

(d)	I am exempt from FATCA reporting.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account effective October 1, 2003.

What this means for you: When you open an account, we will ask for your name, address, date of birth, social security number/ Tax ID number and other information that will allow us to identify you. We may also ask to see other identifying documents. Until you provide the information or documents we need, we may not be able to open an account or effect any additional transactions for you.

When opening an account for a foreign business, enterprise or a non-U.S. person that does not have an identification number, we require alternative government-issued documentation certifying the existence of the person, business or enterprise.

The undersigned represents and warrants that:

•	I have full authority and am of legal age to purchase shares of the Fund;
•	I have received and read a current prospectus for American Real Estate Income Fund and agree to be bound by the terms contained therein; and
•	The information contained on this New Account Application is complete and accurate.

The Undersigned further acknowledges and understands that the Fund is newly organized, and its shares have no history of public trading. In addition, the Fund does not currently intend to list its shares on any securities exchange. There is no secondary market for the fund’s shares, and it is not expected that such a market will develop at this time. The Undersigned understands that his/her investment in the Fund will be illiquid. In particular, the Undersigned has considered and understands the following factors:

•	He/she may not have access to the money he/she invests for an extended period of time.

•	He/she may not be able to sell his/her shares at the time of his/her choosing regardless of how the Fund performs.

•	Because he/she may not be able to sell his/her shares at the time of his/her choosing, he/she may not be able to reduce his/her exposure in a market downturn.

The Undersigned further understands that, although the Fund has implemented a share repurchase program, the Fund is only required to repurchase 5% of its outstanding shares per quarter. In addition, the Fund may in the future determine to list the Fund’s shares on a public securities exchange, but even if an active secondary market in the Fund’s shares were to develop as a result, closed-end fund shares frequently trade at a discount from their NAV. Investing in the Fund involves a considerable degree of risk.

If Fund shares are being purchased on behalf of an Investment Company (as that term is defined under the Investment Company Act of 1940), I hereby certify that said Investment Company will limit its ownership to 3% or less of the Funds outstanding shares.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of owner (or custodian)	Date

Signature of joint owner (or corporate officer, partner or other)	Date

Trustee (if applicable)	Date

TO CONTACT US:

By Telephone	In Writing	Internet
Toll-free 1-866-271-9244	American Real Estate Income Fund	www.arcincomefunds.com
c/o Gemini Fund Services, LLC
PO Box 541150
Omaha, NE 68154
Or
Via Overnight Delivery
17605 Wright Street, Suite 2
Omaha, NE 68130

Page 6 of 6